EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2020 Omnibus Incentive Plan of Digital Media Solutions, Inc. of our report dated May 9, 2020, with respect to the consolidated financial statements of Digital Media Solutions Holdings, LLC incorporated by reference in Digital Media Solutions, Inc.’s Current Report on Form 8-K/A dated July 20, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tampa, Florida
September 22, 2020